Exhibit 99.3

QUEST RESOURCE HOLDING CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 19, 2020, Green Remedies Waste and Recycling, Inc. entered into an asset purchase agreement (the “APA”) by and among Quest Resource Holding Corporation (QRHC), Quest Resource Management Group, LLC (“Buyer”), a wholly-owned subsidiary of the Company, Green Remedies Waste and Recycling, Inc. (GRWR or “Seller”) and Alan Allred (the “Shareholder”) and completed the acquisition by Buyer of the business operation including substantially all of the assets used in the business of the Seller and assumed certain liabilities of the Seller, as set forth in the APA (the “Acquisition”).  Seller is a leading provider of independent environmental services, particularly in multi-family housing, located in Elon, NC.

As consideration for the Acquisition, under the APA, the Seller received a purchase price of (i) $10,870,000 in cash subject to certain adjustments set forth in the APA at the closing of the Acquisition; (ii) a promissory note in the aggregate principal amount of $2,684,000, payable commencing on January 1, 2021 in quarterly installments through October 1, 2025 and subject to an interest rate of 3.0% per annum; (iii) a payment of $2,684,000 in additional consideration pursuant to a Consideration Agreement to be paid in either cash or shares of our common stock, par value $0.001 per share, or any combination thereof, at the Buyer’s option, to be paid or issued in two equal installments on each of the first and second anniversaries of the closing date; (iv) contingent earn-out payment, in an aggregate amount not to exceed $2,250,000, based upon the achievement of certain performance thresholds over the next three years and subject to the satisfaction of certain conditions.

Pursuant to this acquisition Buyer had an appraisal performed to identify the fair market value of the assets and obligations purchased. The appraisal was conducted by an independent appraiser that valued, among other things, the asset purchase agreement consideration, contingent consideration, and the value of stock consideration in the sale. As of the date of acquisition, the total value of the purchase was estimated to be $15,770,000. The net tangible assets acquired had a value of $1,778,000 with the remainder of the purchase price, $13,992,000, allocated by the appraiser to intangible assets as follows:  customer relationships - $5,480,000, trademark $410,000, and the remainder associated with cost-in-excess of these assets, or goodwill, of $8,102,000. It was estimated that customer relationships and the trademark would have an estimated life of five (5) years and seven (7) years, respectively. Goodwill would be subject to impairment valuations periodically in accordance with accounting principles generally accepted in the United States and other authoritative literature associated with goodwill impairment.

In order to facilitate the purchase of GRWR, Buyer, and certain of its domestic subsidiaries entered into a credit agreement, dated as of October 19, 2020, with Monroe Capital. Among other things, the Credit Agreement provides for a senior secured term loan facility in the principal amount of $11.5 million. The senior secured term loan at the LIBOR Rate for LIBOR Loans plus the Applicable Margin (as defined); provided, that if the provision of LIBOR Loans becomes unlawful or unavailable, then interest will be payable at a rate per annum equal to the Base Rate (as defined) from time to time in effect plus the Applicable Margin for Base Rate Loans (as defined). The maturity date of the revolving credit facility is October 19, 2025 (the "Maturity Date").  The senior secured term loan will amortize in aggregate annual amounts equal to 1.00% of the original principal amount of the senior secured term loan facility with the balance payable on the Maturity Date.  Proceeds of the senior secured term loan were permitted to be used in connection with the Acquisition.

The following unaudited pro forma condensed combined financial information present the historical condensed combined financial information of QRHC and Subsidiaries and GRWR, after giving effect to the Acquisition. The acquisition was accounted for under the purchase method of accounting in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), with the excess purchase price over the fair market value of the assets acquired and liabilities assumed allocated to goodwill.

The fair value of assets acquired and liabilities assumed was based upon a preliminary valuation and the Company’s estimates and assumptions are subject to change within the measurement period. The estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been affected on the dates previously set forth, nor is it indicative of the future operating results or financial position in combination.

The unaudited pro forma condensed combined balance sheet shown on these unaudited pro forma statements is based upon the historical figures for all of the combined entities at September 30, 2020, as if the acquisition had taken place on the balance sheet date. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and year ended

December 31, 2019, assumes the acquisition took place on the first day of the fiscal year. The unaudited pro forma condensed combined financial statements may not be indicative of the actual results of the acquisition and merger of the operations. In particular, the unaudited pro forma condensed combined financial statements are based upon management’s current estimate of the allocation of the purchase price, the final allocation of which may differ.

The accompanying unaudited pro forma condensed combined financial statements should be read in connection with the historical financial statements of QRHC and GRWR, including the related notes and other financial information included in the filing.

Pro forma adjustments (unaudited):

		Debit	Credit
A	Stockholders' equity	$4,241,836
	Cash		$5,339,686
	Property and equipment, net, and other assets		$130,851
	Accounts payable and accrued liabilities	$174,118
	Notes payable - current portion	$402,866
	Notes payable - non-current portion	$651,717
	To record assets and liabilities retained by Seller, payoff certain notes payable, and adjust equity

B	Cash	$10,889,565
	Notes payable - current		$115,000
	Notes payable - long-term		$11,385,000
	Notes payable - discount for debt issuance costs	$610,435
	Notes payable - discount for warrants	$765,678
	APIC - discount for warrants		$765,678
	Notes payable - discount for debt issuance costs	$764,501
	Cash		$764,501
	To record the Monroe financing

C	Intangibles - customer relationships	$5,480,000
	Intangibles - trademark	$410,000
	Goodwill	$8,043,525
	APIC	$1,816,971
	Cash		$10,850,496
	Deferred revenue and other current liabilities		$1,342,125
	Notes payable - current portion		$509,383
	Notes payable - non-current portion		$2,174,867
	Notes payable - discount	$514,250
	Other long-term liabilities		$1,342,125
	Other long-term liabilities, discount	$394,250
	Other long-term liabilities - earn-out		$440,000
	To record the asset purchase and adjust balance of GRWR equity

D	Nine months ended September 30, 2020	$77,000
	Year ended December 31, 2019	$103,000
	To record interest expense on Seller Note

E	Nine months ended September 30, 2020	$866,000
	Year ended December 31, 2019	$1,155,000
	To record amortization of definite lived intangibles

F	Nine months ended September 30, 2020		$22,000
	Year ended December 31, 2019		$194,000
	To record income tax expense at a 27.0% statutory tax rate

G	Nine months ended September 30, 2020	$780,000
	Year ended December 31, 2019	$1,174,000
	To record interest expense associated with Monroe Capital Management

H	Nine months ended September 30, 2020		$32,000
	Year ended December 31, 2019		$37,000
	To record interest benefit related to payoff of Green Remedies bank notes

I	Nine months ended September 30, 2020	$148,000
	Year ended December 31, 2019	$197,000
	To record interest expense on additional consideration

QUEST RESOURCE HOLDING CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED

BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(UNAUDITED)

	Historical
	Quest Resource Holding Corporation	Green Remedies Waste and Recycling, Inc.	Pro Forma Adjustments	Notes	Combined Pro Forma

Current assets:
Cash and cash equivalents	$6,427,020	$5,370,514	$(6,065,118)	(A) (B) & (C)	$5,732,416
Accounts receivable, net	15,151,305	880,383	—		16,031,688
Prepaid expenses and other current assets	1,342,905	13,045	—		1,355,950
Total current assets	22,921,230	6,263,942	(6,065,118)		23,120,054

Goodwill	58,208,490	—	8,043,525	(C)	66,252,015
Intangible assets, net	914,234	—	5,890,000	(C)	6,804,234
Property and equipment, net, and other assets	2,544,753	1,400,243	(130,851)	(A)	3,814,145
Deposits and other	—	—	—		—
Total assets	$84,588,707	$7,664,185	$7,737,556		$99,990,448

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$13,010,919	$506,692	(174,118)	(A)	$13,343,493
Deferred revenue and other current liabilities	21,721	44,103	1,342,125	(C)	1,407,949
Notes payable - current portion	—	402,866	221,517	(A) (B) & (C)	624,383
Total current liabilities	13,032,640	953,661	1,389,524		15,375,825

Revolving credit facility, net	4,162,641	—	—		4,162,641
Other long-term liabilities	659,612	—	1,387,875	(C)	2,047,487
Notes payable - non-current portion, net	—	651,717	10,253,286	(A) (B) & (C)	10,905,003
Total liabilities	17,854,893	1,605,378	13,030,685		32,490,956

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued or outstanding as of September 30, 2020 and December 31, 2019	—	—	—		—
Common stock, $0.001 par value, 200,000,000 shares authorized, 18,381,227 and 15,372,905 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	18,381	—	—		18,381
Additional paid-in capital	165,239,093	117,555	648,123	(B) & (C)	166,004,771
Accumulated earnings (deficit)	(98,523,660)	5,941,252	(5,941,252)	(A) & (C)	(98,523,660)
Total stockholders’ equity	66,733,814	6,058,807	(5,293,129)		67,499,492
Total liabilities and stockholders’ equity	$84,588,707	$7,664,185	$7,737,556		$99,990,448

QUEST RESOURCE HOLDING CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(UNAUDITED)

	Historical
	Quest Resource Holding Corporation	Green Remedies Waste and Recycling, Inc.	Pro Forma Adjustments	Notes	Combined Pro Forma
Revenue	$71,002,281	$9,016,765	$—		$80,019,046
Cost of revenue	57,527,714	6,601,296	—		64,129,010
Gross profit	13,474,567	2,415,469	—		15,890,036
Operating expenses:
Selling, general, and administrative	12,677,873	597,824	—		13,275,697
Depreciation and amortization	818,060	35,683	866,000	(E)	1,719,743
Total operating expenses	13,495,933	633,507	866,000		14,995,440
Operating income (loss)	(21,366)	1,781,962	(866,000)		894,596
Other (income) expense, net	(1,408,000)	(11,750)	—		(1,419,750)
Interest expense	244,123	34,785	973,000	(D) (G) (H) & (I)	1,251,908
Loss on extinguishment of debt	167,964	—	—		167,964
Income (loss) before taxes	974,547	1,758,927	(1,839,000)		894,474
Income tax expense (benefit)	63,800	—	(22,000)	(F)	41,800
Net income (loss)	$910,747	$1,758,927	$(1,817,000)		$852,674

Deemed dividend for warrant down round feature	(205,014)				(205,014)
Net income applicable to common stockholders	$705,733				$647,660
Net income per share applicable to common stockholders
Basic	$0.04				$0.04
Diluted	$0.04				$0.04
Weighted average number of common shares outstanding
Basic	16,055,110				16,055,110
Diluted	16,070,275				16,070,275

QUEST RESOURCE HOLDING CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(UNAUDITED)

	Historical
	Quest Resource Holding Corporation	Green Remedies Waste and Recycling, Inc.	Pro Forma Adjustments	Notes	Combined Pro Forma
Revenue	$98,979,140	$10,817,265	$—		$109,796,405
Cost of revenue	80,253,172	8,144,344	—		88,397,516
Gross profit	18,725,968	2,672,921	—		21,398,889
Operating expenses:
Selling, general, and administrative	16,815,767	745,887	—		17,561,654
Depreciation and amortization	1,314,731	31,537	1,155,000	(E)	2,501,268
Total operating expenses	18,130,498	777,424	1,155,000		20,062,922
Operating income (loss)	595,470	1,895,497	(1,155,000)		1,335,967
Other (income) expense, net	—	(26,004)	—		(26,004)
Interest expense	431,628	46,487	1,437,000	(D) (G) (H) & (I)	1,915,115
Income (loss) before taxes	163,842	1,875,014	(2,592,000)		(553,144)
Income tax expense (benefit)	219,082	—	(194,000)	(F)	25,082
Net income (loss)	$(55,240)	$1,875,014	$(2,398,000)		$(578,226)

Net loss applicable to common stockholders	$(55,240)				$(578,226)
Net loss per share applicable to common stockholders
Basic	$(0.00)				$(0.04)
Diluted	$(0.00)				$(0.04)
Weighted average number of common shares outstanding
Basic	15,347,039				15,347,039
Diluted	15,347,039				15,347,039